Robinhood Reports First Quarter 2025 Results

Revenues up 50% year-over-year to $927 million
Net Deposits grow to a record $18.0 billion, and Robinhood Gold Subscribers reached a record 3.2 million
Net Income up 114% year-over-year to $336 million
Diluted EPS up 106% year-over-year to $0.37
Board of directors increases share repurchase authorization by $500 million to $1.5 billion

MENLO PARK, Calif. – April 30, 2025 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the first quarter of 2025, which ended March 31, 2025.

“This quarter, we significantly accelerated product innovation across our key initiatives, highlighted by the announcement of Robinhood Strategies, Banking, and Cortex,” said Vlad Tenev, Chair and CEO of Robinhood. “Customers have clearly responded — demonstrated by record-breaking net deposits, Robinhood Gold subscriptions, and options volume, as well as robust year-over-year growth in trading across all asset classes.”

“We started the year off strong, driving market share gains, closing the acquisition of TradePMR, and remaining disciplined on expenses,” said Jason Warnick, Chief Financial Officer of Robinhood. “As a result, in Q1 we grew revenues by 50 percent year-over-year and EPS by over 100 percent. It's also great to see strong customer engagement to start Q2. Additionally, we continue to return capital to shareholders and increased our share repurchase authorization by $500 million to $1.5 billion, reflecting management and the board's confidence in our financial strength and future growth prospects.”

First Quarter Results
•Total net revenues increased 50% year-over-year to $927 million.
◦Transaction-based revenues increased 77% year-over-year to $583 million, primarily driven by cryptocurrencies revenue of $252 million, up 100%, options revenue of $240 million, up 56%, and equities revenue of $56 million, up 44%.
◦Net interest revenues increased 14% year-over-year to $290 million, primarily driven by growth in interest-earning assets and securities lending activity, partially offset by lower short-term interest rates.
◦Other revenues increased 54% year-over-year to $54 million, primarily due to increased Robinhood Gold subscribers.
•Net income increased 114% year-over-year to $336 million.
•Diluted earnings per share (EPS) increased 106% year-over-year to $0.37.
•Total operating expenses increased 21% year-over-year to $557 million.
◦Adjusted Operating Expenses and Share-Based Compensation (SBC) (non-GAAP) increased 16% year-over-year to $533 million, which includes costs related to TradePMR.
•Adjusted EBITDA (non-GAAP) increased 90% year-over-year to $470 million.
•Funded Customers increased by 1.9 million, or 8%, year-over-year to 25.8 million.
◦Investment Accounts increased by 2.6 million, or 11%, year-over-year to 27.0 million.
•Total Platform Assets1 increased 70% year-over-year to $221 billion, primarily driven by continued Net Deposits and the acquisition of TradePMR.
•Net Deposits were $18.0 billion, an annualized growth rate of 37% relative to Total Platform Assets at the end of Q4 2024. Over the past twelve months, Net Deposits were $57.3 billion, a growth rate of 44% relative to Total Platform Assets at the end of Q1 2024.
•Average Revenue Per User (ARPU) increased 39% year-over-year to $145.
•Robinhood Gold Subscribers increased by 1.5 million, or 90%, year-over-year to 3.2 million.
•Cash and cash equivalents totaled $4.4 billion compared with $4.7 billion at the end of Q1 2024.
•Share repurchases were $322 million, representing 7.2 million shares of our Class A common stock at an average price per share of $44.87. This more than offset the 2.0 million shares of Class A common stock issued in connection with the acquisition of TradePMR.
1 Total Platform Assets include $180 billion of Assets Under Custody and $41 billion of assets managed by Registered Investment Advisors (“RIAs”) using TradePMR's platform that are not custodied by Robinhood. Refer to Key Performance Metrics for more detail.

Highlights

Robinhood executes on strategy with robust product velocity in Q1, releasing cutting-edge products for customers, with more in the pipeline

•Enhanced Products for Active Traders - Robinhood continues to roll out advanced capabilities and tools for active traders aimed at making trading faster, clearer, and more intuitive. The desktop trading platform, Robinhood Legend, now features increased speed, support for index options and crypto, and new indicators and charts. In March, Robinhood expanded its prediction markets offering by launching a hub and giving customers the opportunity to trade on the outcomes of some of the world’s biggest events. Over the last six months customers have traded more than 1 billion event contracts.

•Increasing Wallet Share by Serving the Entirety of Customers’ Financial Needs - During its second annual Gold keynote event in March, Robinhood unveiled new advisory, banking, and AI offerings: Robinhood Strategies, Robinhood Banking, and Robinhood Cortex. With plans to roll out to all customers in the coming weeks, Robinhood Strategies is already serving more than 40 thousand customers and managing more than $100 million in customer assets as of April 25, 2025. In February, Robinhood also closed its acquisition of TradePMR, an RIA custodial platform, with approximately $41 billion in assets managed by RIAs as of March 31, 2025.

•Building a Global Financial Ecosystem - Robinhood continues to make progress internationally, with over 150 thousand customers across the UK and EU. The acquisition of globally-scaled cryptocurrency exchange Bitstamp Ltd. is on track to close in the middle of this year, subject to customary closing conditions.

•Robinhood Board of Directors Authorizes Additional $500 million in Share Repurchases - Following the authorization of a $1 billion share repurchase program announced in May 2024, the Robinhood board of directors has authorized an additional $500 million, bringing the program total to $1.5 billion. Through April 25, 2025, 20 million shares of Class A common stock have been repurchased at an average price of $33.40, representing a total $667 million. The remaining authorization now totals approximately $833 million which management expects to execute over the next roughly two years, with flexibility to accelerate if market conditions warrant.

Additional Q1 2025 Operating Data

•Robinhood Retirement AUC increased over 200% year-over-year to a record $14.4 billion.
•Cash Sweep increased 48% year-over-year to a record $28.2 billion.
•Margin Book increased 115% year-over-year to a record $8.8 billion.
•Equity Notional Trading Volumes increased 84% year-over-year to $413 billion.
•Options Contracts Traded increased 46% year-over-year to a record 500 million.
•Crypto Notional Trading Volumes increased over 28% year-over-year to $46 billion.

Conference Call and Livestream Information

Robinhood will host a video call to discuss its results at 2 p.m. PT / 5 p.m. ET today, April 30, 2025. The video call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation. The event will also be live streamed to YouTube and X.com via Robinhood's official channels, @RobinhoodApp.

Following the call, a replay and transcript will also be available at investors.robinhood.com.

Financial Outlook

The paragraph below provides information on our 2025 expense plan and outlook. We are not providing a 2025 outlook for total operating expenses and have not reconciled our 2025 outlook for Adjusted Operating Expenses and SBC to the most directly comparable GAAP financial measure, total operating expenses, because we are unable to predict with reasonable certainty the impact of certain items without unreasonable effort. These items include, but are not limited to, provision for credit losses and significant regulatory expenses which may be material and could have a significant impact on total operating expenses for 2025.

Our 2025 expense plan includes growth investments in new products, features, and international expansion while also getting more efficient in our existing businesses. Our initial outlook for combined Adjusted Operating Expenses and SBC for full-year 2025 provided at Q4 2024 Earnings (February 12, 2025) was $2.0 billion to $2.1 billion, which did not include expenses related to our acquisition of TradePMR. As a result of the acquisition closing in the first quarter, we are updating our outlook to $2.085 billion to $2.185 billion to include $85 million of anticipated costs related to TradePMR. This expense outlook does not include provision for credit losses, costs related to our pending acquisition of Bitstamp, potential significant regulatory matters, or other significant expenses (such as impairments, restructuring charges, and other business acquisition- or disposition-related expenses) that may arise or accruals we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters, expenses or accruals at this time.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in Funded Customers and our effectiveness to cross-sell products which affects variable marketing costs, the degree to which we are successful in managing credit losses and preventing fraud, and our ability to manage web-hosting expenses efficiently, among other factors. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses and SBC, including significant items that we believe are not indicative of our ongoing expenses that would be adjusted out of total operating expenses (GAAP) to get to Adjusted Operating Expenses and SBC (non-GAAP) should they occur.

About Robinhood

Robinhood Markets, Inc. (NASDAQ: HOOD) transformed financial services by introducing commission-free stock trading and democratizing access to the markets for millions of investors. Today, Robinhood lets you trade stocks, options, futures (which includes options on futures, swaps, and event contracts), and crypto, invest for retirement, and earn with Robinhood Gold. Headquartered in Menlo Park, California, Robinhood puts customers in the driver's seat, delivering unprecedented value and products intentionally designed for a new generation of investors. Additional information about Robinhood can be found at www.robinhood.com.

Robinhood uses the “Overview” tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its Newsroom (accessible at newsroom.aboutrobinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the U.S. Securities and Exchange Commission's (“SEC”) Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

“Robinhood” and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors: ir@robinhood.com	Press: press@robinhood.com

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	March 31,
(in millions, except share and per share data)	2024	2025
Assets
Current assets:
Cash and cash equivalents	$4,332	$4,416
Cash, cash equivalents, and securities segregated under federal and other regulations	4,724	4,442
Receivables from brokers, dealers, and clearing organizations	471	267
Receivables from users, net	8,239	9,167
Securities borrowed	3,236	4,114
Deposits with clearing organizations	489	641
User-held fractional shares	2,530	2,531
Held-to-maturity investments	398	192
Prepaid expenses	75	89
Deferred customer match incentives	100	113
Other current assets	509	243
Total current assets	25,103	26,215
Property, software, and equipment, net	139	140
Goodwill	179	292
Intangible assets, net	38	109
Non-current deferred customer match incentives	195	238
Other non-current assets, including non-current prepaid expenses of $17 as of December 31, 2024 and March 31, 2025	533	523
Total assets	$26,187	$27,517
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$397	$319
Payables to users	7,448	7,116
Securities loaned	7,463	9,098
Fractional shares repurchase obligation	2,530	2,531
Other current liabilities	266	367
Total current liabilities	18,104	19,431
Other non-current liabilities	111	133
Total liabilities	18,215	19,564
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 210,000,000 shares authorized, no shares issued and outstanding as of December 31, 2024 and March 31, 2025.	—	—
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 764,903,997 shares issued and outstanding as of December 31, 2024; 21,000,000,000 shares authorized, 767,854,773 shares issued and outstanding as of March 31, 2025.	—	—
Class B common stock, $0.0001 par value. 700,000,000 shares authorized, 119,588,986 shares issued and outstanding as of December 31, 2024; 700,000,000 shares authorized, 116,720,012 shares issued and outstanding as of March 31, 2025.	—	—
Class C common stock, $0.0001 par value. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2024 and March 31, 2025.	—	—
Additional paid-in capital	12,008	11,652
Accumulated other comprehensive loss	(1)	—
Accumulated deficit	(4,035)	(3,699)
Total stockholders’ equity	7,972	7,953
Total liabilities and stockholders’ equity	$26,187	$27,517

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		YOY% Change	Three Months Ended December 31,	QOQ% Change
(in millions, except share, per share, and percentage data)	2024	2025		2024
Revenues:
Transaction-based revenues	$329	$583	77%	$672	(13)%
Net interest revenues	254	290	14%	296	(2)%
Other revenues	35	54	54%	46	17%
Total net revenues	618	927	50%	1,014	(9)%

Operating expenses(1)(2):
Brokerage and transaction	35	50	43%	50	—%
Technology and development	196	214	9%	208	3%
Operations	28	31	11%	29	7%
Provision for credit losses	16	24	50%	19	26%
Marketing	67	105	57%	82	28%
General and administrative	118	133	13%	70	90%
Total operating expenses	460	557	21%	458	22%

Other income, net	4	1	(75)%	2	(50)%
Income before income taxes	162	371	129%	558	(34)%
Provision for (benefit from) income taxes	5	35	600%	(358)	NM
Net income	$157	$336	114%	$916	(63)%
Net income attributable to common stockholders:
Basic	$157	$336		$916
Diluted	$157	$336		$916
Net income per share attributable to common stockholders:
Basic	$0.18	$0.38		$1.04
Diluted	$0.18	$0.37		$1.01
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	875,319,407	884,577,603		883,884,676
Diluted	895,779,155	909,241,619		907,767,796

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1)    The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2025	2024
Brokerage and transaction	5%	6%	5%
Technology and development	32%	23%	20%
Operations	5%	3%	3%
Provision for credit losses	2%	3%	2%
Marketing	11%	11%	8%
General and administrative	19%	14%	7%
Total operating expenses	74%	60%	45%

(2)    The following table presents the SBC on our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended March 31,		Three Months Ended December 31,
(in millions)	2024	2025	2024
Brokerage and transaction	$2	$2	$2
Technology and development	44	44	48
Operations	2	1	2
Marketing	2	2	2
General and administrative	12	24	23
Total SBC	$62	$73	$77

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in millions)	2024	2025
Operating activities:
Net income	$157	$336
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	17	20
Provision for credit losses	16	24
Share-based compensation	62	73
Other	—	4
Changes in operating assets and liabilities:
Securities segregated under federal and other regulations	(692)	397
Receivables from brokers, dealers, and clearing organizations	(118)	206
Receivables from users, net	(796)	(911)
Securities borrowed	(505)	(878)
Deposits with clearing organizations	(247)	(152)
Current and non-current prepaid expenses	—	(13)
Current and non-current deferred customer match incentives	(74)	(56)
Other current and non-current assets	(83)	351
Accounts payable and accrued expenses	(46)	(124)
Payables to users	977	(332)
Securities loaned	668	1,635
Other current and non-current liabilities	41	62
Net cash provided by (used in) operating activities	(623)	642
Investing activities:
Purchases of property, software, and equipment	(2)	(2)
Capitalization of internally developed software	(7)	(9)
Business acquisition, net of cash and cash equivalents acquired	—	(150)
Purchases of held-to-maturity investments	(171)	—
Proceeds from maturities of held-to-maturity investments	154	208
Purchases of credit card receivables by Credit Card Funding Trust	(29)	(549)
Collections of purchased credit card receivables	11	511
Asset acquisition, net of cash acquired	(3)	—
Net cash provided by (used in) investing activities	(47)	9
Financing activities:
Proceeds from exercise of stock options	4	7
Taxes paid related to net share settlement of equity awards	(40)	(120)
Repurchase of Class A common stock	—	(322)
Borrowings by the Credit Card Funding Trust	17	24
Change in principal collected from customers due to Coastal Bank	3	10
Payments of debt issuance costs	(14)	(16)
Net cash used in financing activities	(30)	(417)
Effect of foreign exchange rate changes on cash and cash equivalents	—	1
Net increase (decrease) in cash, cash equivalents, segregated cash, and restricted cash	(700)	235
Cash, cash equivalents, segregated cash, and restricted cash, beginning of the period	9,346	8,695
Cash, cash equivalents, segregated cash, and restricted cash, end of the period	$8,646	$8,930
Reconciliation of cash, cash equivalents, segregated cash and restricted cash, end of the period:
Cash and cash equivalents, end of the period	$4,717	$4,416
Segregated cash and cash equivalents, end of the period	3,829	4,442
Restricted cash in other current assets, end of the period	83	54
Restricted cash in other non-current assets, end of the period	17	18
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$8,646	$8,930
Supplemental disclosures:
Cash paid for interest	$7	$9
Cash paid for income taxes, net of refund received	$2	$29

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
(in millions, except for percentage data)	2024	2025	2024
Net income	$157	$336	$916
Net margin	25%	36%	90%
Add:
Interest expenses related to credit facilities	6	6	6
Provision for (benefit from) income taxes	5	35	(358)
Depreciation and amortization	17	20	22
EBITDA (non-GAAP)	185	397	586
Add:
SBC	62	73	77
Significant legal and tax settlements and reserves(1)	—	—	(50)
Adjusted EBITDA (non-GAAP)	$247	$470	$613
Adjusted EBITDA margin (non-GAAP)	40%	51%	60%

	Three Months Ended March 31,		Three Months Ended December 31,
(in millions)	2024	2025	2024
Total operating expenses (GAAP)	$460	$557	$458
Less:
SBC	62	73	77
Provision for credit losses(2)	—	24	—
Significant legal and tax settlements and reserves(1)	—	—	(50)
Adjusted Operating Expenses (Non-GAAP)	$398	$460	$431

	Three Months Ended March 31,		Three Months Ended December 31,
(in millions)	2024	2025	2024
Total operating expenses (GAAP)	$460	$557	$458
Less:
SBC	62	73	77
Provision for credit losses(2)	—	24	—
Significant legal and tax settlements and reserves(1)	—	—	(50)
Adjusted Operating Expenses (Non-GAAP)	398	460	431
Add:
SBC	62	73	77
Adjusted Operating Expenses and SBC (Non-GAAP)	$460	$533	508
________________
(1) Amounts for the three months ended December 31, 2024 included a $55 million benefit due to a reversal of an accrual as part of a regulatory settlement.
(2) Starting in Q1 2025, Adjusted Operating Expenses and Adjusted Operating Expenses and SBC no longer include provision for credit losses.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding that our increased share repurchase authorization reflects management and the board's confidence in our financial strength and future growth prospects; that we're releasing cutting-edge products for customers with more in the pipeline; that Robinhood Strategies, Robinhood Banking, and Robinhood Cortex will connect customers to a world-class financial team; that the Robinhood Gold Credit Card continues to roll out to customers; that the acquisition of Bitstamp Ltd. is on track to close in the middle of this year, subject to customary closing conditions; that management expects to execute the remaining share repurchase authorization over the next roughly two years, with flexibility to accelerate if market conditions warrant; and all statements and information under the heading “Financial Outlook”. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our rapid and continuing expansion, including continuing to introduce new products and services on our platforms as well as geographic expansion; the difficulty of managing our business effectively, including the size of our workforce, and the risk of declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), the risk of new regulation or bans on PFOF and similar practices, and the addition of our new fee-based model for cryptocurrency; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive, complex, and changing regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and acquire or invest in new products, services, technologies, and geographies in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platforms; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the risks associated with incorporating artificial intelligence technologies into some of our products and processes; the volatility of cryptocurrency prices and trading volumes; the risk that our platforms and services could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common stock in the public market, or the perception that they may occur, could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements in this press release are made as of the date of this press release, April 30, 2025, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income, and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), Adjusted EBITDA Margin, Adjusted Operating Expenses, and Adjusted Operating Expenses and SBC. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered in isolation or as a substitute for, or superior to, financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this press release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income, excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) SBC, (v) significant legal and tax settlements and reserves, and (vi) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses

Adjusted Operating Expenses is defined as GAAP total operating expenses minus (i) SBC, (ii) provision for credit losses, (iii) significant legal and tax settlements and reserves, and (iv) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods less meaningful. We believe Adjusted Operating Expenses provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Starting in Q1 2025, Adjusted Operating Expenses no longer includes provision for credit losses.

Adjusted Operating Expenses and SBC

Adjusted Operating Expenses and SBC is defined as GAAP total operating expenses minus (i) provision for credit losses, (ii) significant legal and tax settlements and reserves, and (iii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses), that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods less meaningful. Unlike Adjusted Operating Expenses, Adjusted Operating Expenses and SBC does not adjust for SBC. We believe Adjusted

Operating Expense and SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses and SBC is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Starting in Q1 2025, Adjusted Operating Expenses and SBC no longer includes provision for credit losses.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the following key performance metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Our acquisition of TradePMR closed in February 2025. As a result, we are now reporting Total Platform Assets which includes our previously reported Assets Under Custody key performance metric. Total Platform Assets is our previously reported Assets Under Custody metric plus assets managed by RIAs using TradePMR’s platform that are not custodied by us (and therefore would not have been included in the previously reported Assets Under Custody metric). Additionally, we have included total RIA customers in our Funded Customers key performance metric, their accounts in the definition of Investment Accounts, and the appropriate RIA customer balances in our Cash Sweep and Margin Book additional operating metrics. RIA client figures are not included in Robinhood Retirement AUC. Due to data limitations, we have not included RIA client figures in our Net Deposits key performance metric.

Assets Under Custody

We define Assets Under Custody as the fair value of all equities, options, cryptocurrency, futures (including options on futures, swaps, and event contracts), and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. As mentioned above, we introduced a new Key Performance Metric called Total Platform Assets, which includes Assets Under Custody and is defined below.

Funded Customers

We define a Funded Customer as a unique person who has at least one account with a Robinhood entity and, within the past 45 calendar days (a) had an account balance that was greater than zero (excluding amounts that are deposited into a Funded Customer account by the Company with no action taken by the unique person) or (b) completed a transaction using any such account. Individuals who share a funded joint investing account (which launched in July 2024) are each considered to be a Funded Customer. Individuals who are customers of RIAs that use the TradePMR platform are also considered Funded Customers as of the end of the period.

Total Platform Assets

We define Total Platform Assets as the sum of the fair value of all equities, options, cryptocurrency, futures (including options on futures, swaps, and event contracts), cash held by users in their accounts, net of receivables from users (previously reported as Assets Under Custody), and any such assets managed by RIAs using TradePMR’s platform that are not custodied by Robinhood, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in Total Platform Assets in any given period.

Net Deposits

We define Net Deposits as all cash deposits and asset transfers from customers, as well as dividends, interest, and cash or assets earned in connection with Company promotions (such as account transfer and retirement match incentives and free stock bonuses) received by customers, net of reversals, customer cash withdrawals, margin interest, Robinhood Gold subscription fees, and assets transferred off of our platforms for a stated period. Prior to the second quarter of 2024, Net Deposits did not include inflows from cash or assets earned in connection with Company promotions, although we have not restated amounts in prior periods as the impact to those figures was immaterial.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average number of Funded Customers on the last day of that period and the last day of the immediately preceding period. Figures in this press release represent ARPU annualized for each three-month period presented.

Robinhood Gold Subscribers

We define a Robinhood Gold Subscriber as a unique person who has at least one account with a Robinhood entity and who, as of the end of the relevant period (a) is subscribed to Robinhood Gold and (b) has made at least one Robinhood Gold subscription fee payment.

Additional Operating Metrics

Robinhood Retirement AUC

We define Robinhood Retirement AUC as the total Assets Under Custody in traditional individual retirement accounts (“IRAs”) and Roth IRAs. This does not include accounts with an RIA using TradePMR's platform.

Cash Sweep

We define Cash Sweep as the period-end total amount of participating users’ uninvested brokerage cash that has been automatically “swept” or moved from their brokerage accounts into deposits for their benefit at a network of program banks. This is an off-balance-sheet amount. Robinhood earns a net interest spread on Cash Sweep balances based on the interest rate offered by the banks less the interest rate given to users as stated in our program terms. This includes balances from customers of RIAs using TradePMR's platform.

Margin Book

We define Margin Book as our period-end aggregate outstanding margin loan balances receivable (i.e., the period-end total amount we are owed by customers on loans made for the purchase of securities, supported by a pledge of assets in their margin-enabled brokerage accounts). This includes margin loan balances from customers of RIAs using TradePMR's platform.

Notional Trading Volume

We define Notional Trading Volume or Notional Volume for any specified asset class as the aggregate dollar value (purchase price or sale price as applicable) of trades executed in that asset class over a specified period of time.

Options Contracts Traded

We define Options Contracts Traded as the total number of options contracts bought or sold over a specified period of time. Each contract generally entitles the holder to trade 100 shares of the underlying stock.

Glossary Terms

Investment Accounts

We define an Investment Account as a funded individual brokerage account, a funded joint investing account, a funded IRA, or an account with an RIA using TradePMR’s platform. As of March 31, 2025, a Funded Customer can have up to five Investment Accounts - individual brokerage account, joint investing account (which launched in July 2024), traditional IRA, Roth IRA, and RIA custody account using TradePMR's platform.

Robinhood Gold Adoption Rate

We define the Robinhood Gold adoption rate as end of period Robinhood Gold Subscribers divided by end of period Funded Customers.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

Growth rate is calculated as aggregate Net Deposits over a specified 12 month period, divided by Total Platform Assets for the fiscal quarter that immediately precedes such 12 month period. Annualized growth rate is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by Total Platform Assets for the immediately preceding quarter.